                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                         Providence Energy Corporation
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                         PROVIDENCE ENERGY CORPORATION

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               JANUARY 14, 1999

  The annual meeting of the shareholders of Providence Energy Corporation will be held at the Providence Biltmore Grand Heritage Hotel, 17th Floor Ballroom, Providence, Rhode Island, on Thursday, January 14, 1999 at 10 o'clock a.m., for the following purposes:

    (1) To elect four directors for terms expiring at the time of the 2002 annual meeting.

    (2) To transact such other business as may properly come before the meeting.

  Only shareholders of record at the close of business on December 2, 1998 will be entitled to notice of and to vote at the annual meeting.

                                          /s/ Susann G. Mark

                                          Susann G. Mark, Secretary

Providence, Rhode Island
December 16, 1998

  IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO EXECUTE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                         PROVIDENCE ENERGY CORPORATION

              PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                               JANUARY 14, 1999

  This proxy statement has been prepared in connection with the solicitation on behalf of the Board of Directors of Providence Energy Corporation (the "Corporation") of proxies in the accompanying form to be used at the annual meeting of the shareholders of the Corporation to be held January 14, 1999. The cost of such solicitation will be borne by the Corporation. Solicitation of proxies will be by mail, except for some personal solicitations which may be made by regular officers and employees of the Corporation, without special compensation. Any shareholder giving a proxy will have the right to revoke it at any time prior to the voting thereof, by giving the Secretary notice in writing of such revocation. Any shareholder may also revoke his or her proxy in person by so notifying the Secretary at the annual meeting. Unless a proxy received by the Board of Directors is so revoked, the shares represented by such proxy will be voted at the annual meeting in accordance with the specifications made thereon.

  The address of the principal offices of the Corporation is 100 Weybosset Street, Providence, Rhode Island 02903. The approximate date upon which this proxy statement and related proxies are first to be sent to shareholders is December 16, 1998.

                               VOTING AT MEETING

  Only shareholders of record at the close of business on December 2, 1998 will be entitled to notice of and to vote at the annual meeting, and each such shareholder will be entitled to one vote for each share registered in such shareholder's name. On December 2, 1998, there were 5,988,624 shares of the common stock of the Corporation outstanding and entitled to be voted at the annual meeting.

                             ELECTION OF DIRECTORS

  The Board of Directors is divided into three classes, with the terms of office of each class ending in successive years. The terms of office of Messrs. John H. Howland, Douglas H. Johnson, William Kreykes and Romolo A. Marsella will expire at the time of the 1999 annual meeting. The Executive Committee of the Board of Directors has nominated Messrs. John H. Howland, Douglas H. Johnson, William Kreykes and Romolo A. Marsella for reelection at the annual meeting, to serve for terms expiring at the 2002 annual meeting.

  It is intended that stock in respect of which proxies are given pursuant to this solicitation will be voted for the election of Messrs. John H. Howland, Douglas H. Johnson, William Kreykes and Romolo A. Marsella as members of the Board of Directors for terms expiring at the time of the 2002 annual meeting. In the event that any of such nominees should become unavailable for election, which is not now expected, a substitute nominee or nominees may be designated by the Board of Directors. Cumulative voting is not permitted in the election of directors.

  Certain information with respect to the nominees to be presented at the annual meeting and the directors whose terms of office will continue after the annual meeting is as follows:

                                                            DIRECTOR EXPIRATION
         NAME AND AGE              PRINCIPAL OCCUPATION     SINCE(1)  OF TERM
         ------------              --------------------     -------- ----------
Gilbert R. Bodell, Jr. ...(68) Chairman and former            1980      2001
                                President, Frontier
[picture of Mr. Bodell]         Manufacturing Company
                                (textiles)

James H. Dodge............(58) Chairman since January 1992    1991      2000
                                and President and Chief
[picture of Mr. Dodge]          Executive Officer of the
                                Corporation since August
                                1990; director of Capital
                                Properties, Inc.
                                (real estate leasing)

John H. Howland...........(52) President and Chief            1993      1999
                                Executive Officer,
[picture of Mr. Howland]        Bradford Soap
                                International, Inc.

                                                            DIRECTOR EXPIRATION
         NAME AND AGE              PRINCIPAL OCCUPATION     SINCE(1)  OF TERM
         ------------              --------------------     -------- ----------
Douglas H. Johnson........(55)  President and Managing         1993      1999
                                Partner, Van Leesten &
[picture of Mr. Johnson]        Johnson, Inc. (business
                                and urban planning
                                consultants)

William Kreykes...........(60)  From December 1994 to          1996      1999
                                September 1998: President
[picture of Mr. Kreykes]        and Chief Executive
                                Officer, Lifespan
                                Corporation (health care
                                system); from 1990 to
                                1994, President and Chief
                                Executive Officer, Rhode
                                Island Hospital

Paul F. Levy..............(48)  Since October 1998:            1995      2001
                                Executive Dean for
[picture of Mr. Levy]           Administration, Harvard
                                Medical School, and Vice
                                President, Harvard Medical
                                Center; from 1992 to 1995:
                                Visiting Lecturer, and
                                from September 1995 to
                                December 1998, Adjunct
                                Professor, Massachusetts
                                Institute of Technology;
                                from 1987 to 1992:
                                Executive Director,
                                Massachusetts Water
                                Resources Authority
                                (a public authority)

                                                            DIRECTOR EXPIRATION
         NAME AND AGE              PRINCIPAL OCCUPATION     SINCE(1)  OF TERM
         ------------              --------------------     -------- ----------
Romolo A. Marsella........(57)  President, Marsella            1993      1999
                                Development Corporation
[picture of Mr. Marsella]       (real estate development)

M. Anne Szostak...........(48)  Since February 1998:           1995      2001
                                Executive Vice President
[picture of Mrs. Szostak]       and from May 1994 to 1998,
                                Senior Vice President,
                                Fleet Financial Group,
                                Inc.; from 1991 to 1995:
                                Chairman, Fleet Bank of
                                Maine; from 1991 to 1994:
                                President and Chief
                                Executive Officer, Fleet
                                Bank of Maine; director of
                                New England Business
                                Systems, Inc.

Kenneth W. Washburn.......(61)  Chairman and President,        1975      2000
                                Union Wadding Company
[picture of Mr. Washburn]       (manufacturers of non-
                                woven textiles)

                                                             DIRECTOR EXPIRATION
         NAME AND AGE               PRINCIPAL OCCUPATION     SINCE(1)  OF TERM
         ------------               --------------------     -------- ----------
W. Edward Wood.............(57)  Since January 1998:            1995      2001
                                 President and Chief
[picture of Mr. Wood]            Executive Officer, Coaxial
                                 Communications of Central
                                 Ohio and Coaxial
                                 Communications of Southern
                                 Ohio (cable television);
                                 from 1991 to 1997:
                                 President, BDS Management
                                 Group (management and
                                 consulting services to a
                                 variety of private
                                 businesses)


----------
(1) The dates before 1981 set forth in this table reflect the years in which certain of the directors were elected directors of The Providence Gas Company ("Providence Gas"), which became a wholly-owned subsidiary of the Corporation on February 1, 1981.

     None of the directors' employers (other than Providence Gas) is an affiliate of the Corporation.

     Except as noted in the foregoing table, all of the directors have been engaged in their present principal occupations in the same or similar capacities during the past five years.

     The Board of Directors held a total of eight meetings during the fiscal year ended September 30, 1998.

     The Board has a Finance and Audit Committee, consisting of Messrs. Bodell (Chairman), Levy, Marsella and Wood. The Finance and Audit Committee has responsibility for overseeing the establishment and maintenance of effective internal financial and audit controls; for recommending to the Board the engagement of, and thereafter evaluating the performance of, the Corporation's independent auditors; for making recommendations to the Board with respect to the maintenance of adequate working capital; and for monitoring compliance by officers and employees with the Corporation's code of ethics.

     The Board has an Executive Committee, consisting of Messrs. Washburn (Chairman), Bodell, Dodge, Howland and Levy. The Executive Committee is generally authorized to exercise all of the powers of the Board between meetings of the Board, with certain exceptions. The Executive Committee also makes recommendations to the Board with respect to the nomination of new directors.

     The Board also has a Human Resources and Planning Committee, consisting of Mrs. Szostak and Messrs. Howland (Chairman), Johnson, Kreykes and Washburn.
The Human Resources and Planning Committee is responsible for ensuring the maintenance by the Corporation of a human resources system which will attract and retain high quality and experienced management; for monitoring compliance by the Corporation's officers and employees with the highest standards of fairness, honesty and integrity; for approving salary increases for officers and employees; for overseeing arrangements for and making recommendations to the Board with respect to management advancement and succession; and for making recommendations to the Board with respect to the adoption of, and to monitor the execution of, a strategic plan for the Corporation.

  Lastly, the Board has a Public Policy Committee, consisting of Messrs. Levy (Chairman), Johnson, Kreykes, Marsella and Wood, which is responsible for reviewing and overseeing the implementation of the Corporation's public policies, regulatory strategy and legislative initiatives.

  During the fiscal year ended September 30, 1998, the Finance and Audit Committee held five meetings; the Executive Committee held four meetings; the Human Resources and Planning Committee held four meetings and the Public Policy Committee held three meetings. Each director, with the exception of Mr. Kreykes, who was precluded from attending certain meetings due to scheduling conflicts, attended at least 75 percent of the meetings of the Board of Directors and of the committees upon which he or she served.

  The members of the Board of Directors of the Corporation and of the Executive, Finance and Audit and Human Resources and Planning Committees of the Board also constitute the Board of Directors of Providence Gas and the corresponding committees of that board. The directors of the Corporation are also directors of Newport America Corporation, another wholly-owned subsidiary of the Corporation. The directors of the Corporation, other than Mr. Dodge, receive annual retainers of $7,000 plus $600 for attendance at each meeting or committee meeting of the boards of directors of the three corporations. The chairmen of the various committees receive an additional $1,000 annually for serving in such capacity.

  Commencing October 1, 1997, pursuant to the 1997 Non-Employee Director Stock Plan, directors who are not full-time employees of the Corporation are awarded restricted stock on the first day of the Corporation's fiscal year. A director shall be awarded that number of shares with a Market Value, at the average of the closing prices for such shares on the New York Stock Exchange on the last five trading days immediately preceding October 1, equal to 25 percent of such director's aggregate Annual Fee, Meeting Fees and Chairman Fees for the prior fiscal year.

  Prior to October 1, 1997, pursuant to the 1989 Non-Employee Director Stock Option Plan, non-employee directors received annual stock options granted on the first business day of each calendar year based upon the director's compensation for services during the prior fiscal year. Options for an aggregate of 7,449 shares of common stock were granted during fiscal year 1996 to the Corporation's directors. The option exercise price was $17.00 per share. No options were granted during fiscal years 1998 and 1997, respectively. The plan expired by its terms on November 3, 1998.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Corporation and Providence Gas have established lines of credit with four banks, including Fleet Bank. M. Anne Szostak, a director, is an officer of Fleet Financial Group, Inc., the parent of Fleet Bank. The highest outstanding borrowings during the year ended September 30, 1998 from Fleet Bank under the lines of credit and other credit facilities were $20 million. The terms of such lines of credit and other credit facilities provided by Fleet Bank were obtained in arm's length transactions.

                            EXECUTIVE COMPENSATION

  The following table sets forth the compensation paid by the Corporation to the Chief Executive Officer and the four other most highly compensated executive officers of the Corporation for services rendered during the last three fiscal years.

SUMMARY COMPENSATION TABLE

                              ANNUAL COMPENSATION (1)   LONG TERM COMPENSATION
                              -------------------------------------------------
                                                         AWARD(S)
                                                        ----------
          (A)            (B)      (C)          (D)         (E)         (F)
          NAME                                          RESTRICTED
          AND                                             STOCK     ALL OTHER
       PRINCIPAL                                         AWARD(S)  COMPENSATION
        POSITION         YEAR   SALARY      BONUS (2)      (2)         (3)
       ---------         ---- ------------ ----------------------- ------------
James H. Dodge.......... 1998 $    287,192  $    66,022  $44,014     $12,201
 Chairman, President and 1997      269,788       62,600   41,700      13,300
 Chief Executive Officer 1996      252,288       55,600   37,070      13,050

James DeMetro........... 1998      165,981       40,973   17,560       6,480
 Senior Vice President   1997      154,849       38,941   16,689       6,062
                         1996      146,638       32,866   14,086       5,240

Robert W. Owens......... 1998      160,938       39,716   17,021       7,144
 Senior Vice President   1997      152,700       33,714   14,449       6,624
                         1996      146,638       31,213   13,377       6,998

Gary S. Gillheeney...... 1998      157,846       37,932   16,256       5,677
 Senior Vice President,  1997      147,808       34,727   14,883       5,509
  Chief Financial        1996      138,317       30,729   13,169       5,573
  Officer, Treasurer and
  Assistant Secretary

James A. Grasso......... 1998      136,577       30,626   13,125      14,270(4)
 Vice President, Public  1997       30,308            0        0           0
 and Government Affairs  1996            0            0        0           0

--------
(1) Any perquisites or other personal benefits received from the Corporation by any of the named executives were substantially less than the reporting thresholds established by the Securities and Exchange Commission (the lesser of $50,000 or 10 percent of the individual's cash compensation).

(2) Represents the value of cash awards (column (d)) and restricted stock awards (column (e)) made under the Corporation's 1992 Performance and Equity Incentive Plan (the "Plan"). The cash awards were paid in December 1996, 1997 and 1998. The restricted stock awards for 1996 were paid on April 16, 1997; the awards for 1997 were paid on December 2, 1997; and the awards for 1998 were paid on December 8, 1998 in the form of shares of common stock of the Corporation valued at the average of the closing prices for such shares on the New York Stock Exchange on the first five trading days of October. The stock portions of the awards will not vest until the expiration of five years from the date of grant, and each grant is subject to forfeiture in the event that the recipient is not employed by the Corporation or a subsidiary throughout the five-year period. Notwithstanding, earlier vesting may occur at the discretion of the Board of Directors and will occur upon the happening of certain events, including the termination of the recipient's employment by reason of his death or disability, or a "Change in Control" of the Corporation, as defined in the Plan. The number and value of restricted stock holdings on September 30, 1998 was: Mr. Dodge, 9,043 shares ($176,339); Mr. DeMetro, 3,606 shares ($70,317); Mr. Owens, 3,459 shares ($67,451); Mr. Gillheeney,
    2,786 shares ($54,327); Mr. Grasso, no shares ($0).

(3) Consists of (i) premiums under a group life insurance plan for insurance on officers' lives and attributable to term life insurance coverage, and
    (ii) contributions to the Corporation's Voluntary Investment Plan. Such premiums and contributions for fiscal year 1998 were as follows:

                                                              LIFE    VOLUNTARY
                                                            INSURANCE INVESTMENT
                                                            PREMIUMS     PLAN
                                                            --------- ----------
      Mr. Dodge............................................  $7,320     $4,881
      Mr. DeMetro..........................................   2,444      4,036
      Mr. Owens............................................   2,371      4,773
      Mr. Gillheeney.......................................     863      4,814
      Mr. Grasso...........................................   1,265      1,005

(4) Includes incentive payments in the amount of $12,568 made in connection with Mr. Grasso's joining the Corporation.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

  During the last fiscal year, no options were granted pursuant to the 1989 Stock Option Plan, nor were any outstanding options exercised by any of the executive officers named in the Summary Compensation Table. No stock appreciation rights under the Plan have been issued by the Corporation. The Plan expired by its terms on November 3, 1998. The following table reflects the value of unexercised options held by the named executive officers at fiscal year end:

           (A)                 (B)            (C)             (D)              (E)
                                                                             VALUE OF
                                                                             UNEXER-
                                                                            CISED IN-
                                                           NUMBER OF        THE-MONEY
                                                          UNEXERCISED        OPTIONS/
                                                            OPTIONS/         SARS AT
                                                         SARS AT FY-END       FY-END
                                                        ---------------- ----------------
                         SHARES ACQUIRED                  EXERCISABLE/     EXERCISABLE/
                           ON EXERCISE   VALUE REALIZED UNEXERCISABLE(1) UNEXERCISABLE(1)
NAME                           (#)            ($)             (#)              ($)
----                     --------------- -------------- ---------------- ----------------
Mr. Dodge...............      None            N/A           15,000/0         46,875/0
Mr. DeMetro.............      None            N/A            3,000/0         16,875/0
Mr. Owens...............      None            N/A            5,000/0         14,875/0
Mr. Gillheeney..........      None            N/A               None              N/A
Mr. Grasso..............      None            N/A               None              N/A

--------
(1) All options are exercisable. Value is based upon the closing price of $19.50 reported on the New York Stock Exchange on September 30, 1998, less the exercise price. The 1989 Stock Option Plan expired by its terms on November 3, 1998

                    HUMAN RESOURCES AND PLANNING COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

1998 CEO COMPENSATION

  Consistent with its approach to base salary levels for all executive officers, the Committee arrived at the fiscal 1998 salary for Mr. Dodge by reviewing published market compensation survey results provided by an independent compensation consultant, reviewing prior year performance, and considering Mr. Dodge's leadership success in advancing the Corporation's strategic plan.

  In addition, $110,036 has been or will be paid under the Performance and Equity Incentive Plan (the "Plan") to Mr. Dodge for 1998 fiscal year results, as set forth in the Summary Compensation Table. The Committee arrived at this aggregate award by considering the five performance categories set forth in the Plan. With respect to fiscal 1998 results, the Corporation's performance produced the following results:

  (1) Three-year average operations and maintenance expense per customer was between threshold and target.

  (2) Cash flow relative to capital expenditures was between target and maximum.

  (3) Total shareholder return was below threshold.

  (4) Customer satisfaction was between target and maximum.

  (5) The Committee evaluated Mr. Dodge's personal results at between target and maximum for the Board discretionary component.

  In arriving at this assessment, the Committee noted that Mr. Dodge had done a commendable job of managing the utility business and moving the non-regulated business through a number of challenges, as well as resolving organizational issues and proactively addressing the corporate strategy.

  The total fiscal 1998 incentive award to Mr. Dodge represents 38.3 percent of fiscal 1998 salary. This equates to 95.8 percent of the target award of 40 percent of salary. The Committee determined Mr. Dodge's fiscal 1998 award would be divided 60-40 percent between cash compensation and restricted common stock, which restrictions will lapse in five years.

John H. Howland, Chairman
Douglas H. Johnson
William Kreykes
M. Anne Szostak
Kenneth W. Washburn

  Set forth below is a graph comparing the total returns (assuming reinvestment of all dividends) of investments in the Corporation's common stock, the Standard & Poor's Composite Index of 500 Stocks and Edward Jones Natural Gas Distribution Index. The graph assumes $100 invested on September 30, 1993 in the common stock and in each of the indices. On December 4, 1996, the Corporation's common stock began trading on the New York Stock Exchange. Prior thereto, the Corporation's common stock was traded on the American Stock Exchange.

                             [GRAPH APPEARS HERE]

                     1993       1994       1995       1996      1997       1998
--------------------------------------------------------------------------------
Providence Energy  $100.00    $ 90.00    $ 89.37    $104.12   $123.90    $129.85
--------------------------------------------------------------------------------
S&P 500            $100.00    $103.70    $134.50    $161.80   $227.17    $247.84
--------------------------------------------------------------------------------
Edward Jones       $100.00    $ 87.10    $ 97.55    $117.16   $137.19    $154.34
--------------------------------------------------------------------------------


CERTAIN COMPENSATION ARRANGEMENTS

  The Corporation has entered into employment agreements with certain of its executive officers, including Messrs. DeMetro, Dodge, Gillheeney, Grasso and Owens, which provide that during the term of the agreements, their base salary will not be reduced and they will remain eligible for participation in the Corporation's executive compensation and benefit programs.

  Mr. Dodge's agreement provides for an initial five year period of employment, which automatically shall be extended for three additional years at the end of the initial five year term, and then again after each successive year thereafter. The agreements of Messrs. DeMetro, Gillheeney, Grasso and Owens provide for an initial three year period of employment, which automatically shall be extended for one additional year at the end of the initial three year term, and then again after each successive year thereafter.

  All agreements provide that either party may terminate the agreement at the end of the initial employment period, or at the end of any successive year thereafter, by giving the other party written notice of intent not to renew, delivered at least 90 calendar days prior to the end of such initial period or successive term. In the event such notice of intent not to renew is properly delivered by the Corporation, or the Corporation terminates the employment relationship without cause, Mr. Dodge would be entitled to continuance of his base salary and benefits for a period of 24 months, and Messrs. DeMetro, Gillheeney, Grasso and Owens would be entitled to continuance of their base salaries and benefits for a period of 12 months. All of the agreements provide the Corporation's obligation to continue the executive's base salary during the applicable 24 and 12 month periods shall be reduced by the amount of monthly compensation received by the executive from a subsequent employer and further provide that any health and welfare benefits be discontinued prior to the end of the applicable periods in the event the executive has available substantially similar benefits from a subsequent employer.

  Additionally, all agreements provide that the executive may terminate the agreement at any time by delivering written notice of termination to the Board at least 30 calendar days prior to the effective date of such termination, in which case the executive will be entitled to payment of his base salary through the effective date of termination, plus all other benefits to which the executive has a vested right at that time. Finally, each agreement provides that the executive may terminate the agreement for "Good Reason," which is defined in the agreement, in general, as any substantial change in the nature of his employment by the Corporation without his express written consent, including any substantial change in his position, duties, responsibilities and status with the Corporation (other than changes occasioned by his retirement, permanent disability or death); the requirement that the executive be based at a location at least 50 miles further from his current residence; any reduction in his base salary; any material reduction in his level of participation in any compensation, benefit or retirement plans (other than an across-the-board reduction applicable to all executives); and any failure by the Corporation to obtain a satisfactory agreement from any successor to assume the terms of the agreement. Executives other than Mr. Dodge may only terminate the agreement for Good Reason during the six full calendar months prior to, and the 24 month period following, the effective date of a Change in Control, as defined in the agreement, while Mr. Dodge may terminate the agreement for Good Reason at any time. In the event of termination for Good Reason, absent a Change in Control, Mr. Dodge will be entitled to receive, in a lump sum payment, an amount equal to two times his annual base salary then in effect and continuance of his health and welfare benefits for a period of 24 months.

  All the agreements provide that if, within six full calendar months prior to the effective date of a Change in Control, or within 24 months following the effective date of a Change in Control, the executive terminates for Good Reason, as defined above, or is terminated without cause, the executive is entitled to certain severance benefits. Mr. Dodge's agreement provides that, in the event of termination of his employment in connection with a Change in Control, Mr. Dodge is entitled to a lump sum payment consisting of the following components: (i) an amount equal to three times the highest rate of his annualized base salary in effect at any time up to and including the effective date of termination; (ii) an amount equal to three times his target incentive award established for the fiscal year in which the effective date of termination occurs; (iii) an amount equal to his unpaid base salary and accrued vacation pay through the effective date of termination; (iv) an amount equal to a pro rata share of his unpaid targeted annual incentive payment, established for the plan year in which termination occurs; and (v) a lump sum cash payment of the actuarial present value equivalent of the aggregate benefits accrued by Mr. Dodge as of the effective date of termination under the terms of the Corporation's Supplemental Retirement Plan. Additionally, Mr. Dodge is entitled to a continuation of medical, dental and life insurance for a period of three full years after the effective date of termination.

  The agreements of Messrs. DeMetro, Gillheeney, Grasso and Owens provide that, in the event of termination of employment in connection with a Change in Control, these executives will be entitled to a lump sum payment consisting of the following components: (i) an amount equal to two times the highest rate of the executive's annualized base salary in effect at any time up to and including the effective date of termination; (ii) an amount equal to two times the executive's target incentive award established for the fiscal year in which termination occurs; (iii) an amount equal to the executive's unpaid base salary and accrued vacation pay through the effective date of termination;
(iv) an amount equal to a pro rata share of the executive's targeted annual incentive payment, established for the plan year in which termination occurs; and (v) a lump sum cash payment of the actuarial present value equivalent of the aggregate benefits accrued by the executive as of the effective date of termination under the terms of the Corporation's Supplemental Retirement Plan. Additionally, the agreements provide for a continuation of medical, dental and life insurance for a period of two full years after the effective date of termination.

  All of the employment agreements with the named executives provide that the continuation of medical, dental and life insurance shall be discontinued prior to the end of the applicable periods in the event the executive has available substantially similar benefits from a subsequent employer. Additionally, all of the agreements provide for excise tax equalization payments.

  A Change in Control is defined in the agreements as, generally, the occurrence of any one or more of the following conditions: (i) any transfer of all or substantially all of the assets of the Corporation; (ii) a merger or other business combination involving the Corporation which results in holders of the Corporation's common stock having less than 60 percent of the total voting power for the election of directors of the surviving corporation; (iii) the acquisition by any person of the beneficial ownership of 20 percent or more of the voting power for the election of directors of the Corporation; and
(iv) a change in a majority of the Corporation's directors over any two year period, unless the nomination of each new director was approved by a vote of at least two-thirds of the directors in office since the beginning of the two year period.

RETIREMENT PLAN

  Providence Gas presently has in effect non-contributory retirement plans for the benefit of its bargaining unit and non-bargaining unit employees, respectively. The retirement plan for the non-bargaining unit employees (the "Plan") provides for the payment of fixed benefits upon normal retirement at age 65 on the basis of years of service and covered compensation of each employee. Officers are eligible to participate in the Plan, but directors are not eligible unless they are otherwise full-time employees of Providence Gas. Covered compensation includes basic compensation, and does not include overtime, premium pay or payments made pursuant to an incentive plan. All covered compensation of executive officers for fiscal year 1998 is included in the Summary Compensation Table set forth above. Annual retirement benefits are equal to two percent of the employee's "average pay" (average of the total annual compensation during the 36 consecutive months in which pay was the highest out of the last 120 months with the company) less one and two-thirds percent of the employee's primary Social Security benefit, multiplied by the employee's years of credited service (not exceeding 30 years), plus one and one-half percent of the employee's average pay times the number of the employee's years of credited service in excess of 30 years.

  Examples of maximum annual full retirement benefits payable under the Plan to employees, including officers, are set forth in the table below, and are based on the assumption that an employee shall have retired at the normal retirement age of 65.

                                                   YEARS OF SERVICE
                                        ---------------------------------------
      AVERAGE PAY                         15      20      25      30      35
      -----------                       ------- ------- ------- ------- -------
      $100,000......................... $25,974 $34,632 $43,290 $51,948 $59,448
      $125,000......................... $33,474 $44,632 $55,790 $66,948 $76,323
      $150,000......................... $40,974 $54,632 $68,290 $81,948 $93,198
      $160,000*........................ $43,974 $58,632 $73,290 $87,948 $99,948
      $175,000......................... $43,974 $58,632 $73,290 $87,948 $99,948
      $200,000......................... $43,974 $58,632 $73,290 $87,948 $99,948
      $225,000......................... $43,974 $58,632 $73,290 $87,948 $99,948
      $250,000......................... $43,974 $58,632 $73,290 $87,948 $99,948
      $300,000......................... $43,974 $58,632 $73,290 $87,948 $99,948
      $350,000......................... $43,974 $58,632 $73,290 $87,948 $99,948
      $400,000......................... $43,974 $58,632 $73,290 $87,948 $99,948

----------
* The maximum permissible compensation which may be taken into consideration in 1998 in establishing retirement benefits under a qualified plan.

  For the fiscal year ended September 30, 1998, the years of service credited for retirement benefits for the individuals named in the Summary Compensation Table are as follows: James DeMetro--five years; James H. Dodge--six years; Gary S. Gillheeney--17 years; James A. Grasso--zero years; and Robert W. Owens--19 years.

  In addition to the Plan discussed above, Providence Gas maintains a Supplemental Retirement Plan (the "Supplemental Plan") which, on an unfunded basis, provides for additional retirement benefits for all executive officers, including those named in the Summary Compensation Table. In the case of an officer retiring at age 65, the annual benefits under the Supplemental Plan are equal to 65 percent of one-third of the officer's highest total compensation over any consecutive 36 months during the last 120 months of his or her employment, less (i) the normal retirement benefits payable to the officer under the Plan described above or under any other retirement plan of any third party and (ii) the officer's annual Social Security benefit. A participant who has reached age 60 with at least 10 years of employment by Providence Gas is eligible for early retirement, in which case, if the officer's early retirement date falls on or after his or her 62nd birthday and the officer has attained 25 years of credited service, he or she is entitled to receive his or her full unreduced benefit commencing on his or her actual retirement date. If the officer's early retirement date falls prior to his or her 62nd birthday, he or she is entitled to receive a benefit which is the actuarial equivalent of the foregoing benefit, commencing on his or her actual retirement date, plus a temporary annuity, commencing on the later of his or her retirement and his or her 60th birthday and payable until his or her 62nd birthday, of an amount equal to his or her Social Security benefit. If a participant becomes disabled and thereafter receives monthly disability payments under the Providence Gas long term disability insurance plan, he or she will receive no retirement benefits until he or she reaches age 65, at which time benefits will commence to be payable in the same amount as if the participant had retired at age 65.

VOLUNTARY INVESTMENT PLAN

  Effective October 1, 1991, the Corporation adopted a Voluntary Investment Plan (the "VIP Plan") for the non-bargaining unit employees of the Corporation and its subsidiaries. The Plan was extended to certain bargaining-unit employees effective January 1, 1992. Each employee who has attained age 21 and has earned at least 1,000 hours of service during his or her first 12 months of employment, or during any calendar year thereafter, is eligible to participate in the VIP Plan.

  A participating employee may contribute from one percent to 22 percent of his or her compensation to the VIP Plan, up to the $10,000 annual maximum currently permitted by the Internal Revenue Service.

  The Corporation will contribute $.50 for each $1.00 contributed by a participating employee, up to six percent of the employee's compensation. At the option of the employee, the contributions are invested in one or more of a variety of funds, including a fund consisting solely of shares of the Corporation's common stock.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

  On December 2, 1998, to the best of the Corporation's knowledge, no person (including any "Group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) was the beneficial owner of more than five percent of the Corporation's outstanding common stock, $1 par value (there being no other voting securities of the Corporation outstanding).

  The following table reflects as of December 2, 1998, the beneficial ownership of shares of common stock of the Corporation (ignoring fractional shares) by directors, nominees for director and executive officers of the Corporation (all shares being owned directly, except as otherwise noted):

                                                   SHARES BENEFICIALLY OWNED*
                                                  ----------------------------
      NAME OF INDIVIDUAL OR                                     SHARES SUBJECT
      IDENTIFICATION OF GROUP                     ISSUED SHARES  TO OPTIONS**
      -----------------------                     ------------- --------------
      Gilbert R. Bodell, Jr. ....................     1,758(1)       7,079
      James DeMetro..............................     5,810          3,000
      James H. Dodge.............................    10,610(2)      15,000
      Gary S. Gillheeney.........................     4,262           none
      James A. Grasso............................       667           none
      John H. Howland............................       522          3,327
      Douglas H. Johnson.........................       571          3,651
      William Kreykes............................       568            915
      Paul F. Levy...............................     1,588(3)        none
      Romolo A. Marsella.........................       556          3,242
      Robert W. Owens............................     5,650(4)       5,000
      M. Anne Szostak............................       643          1,650
      Kenneth W. Washburn........................       999          7,622
      W. Edward Wood.............................       956          1,580
      All Directors, Nominees and Executive
       Officers as a Group.......................    46,692(5)      52,566

* The beneficial ownership of shares of directors and executive officers of the Corporation (including shares subject to options) in no individual case exceeded one percent of the outstanding common stock of the Corporation. Such ownership represented in the aggregate approximately one percent of the outstanding common stock.
** To the extent exercisable within 60 days.
--------
(1) Includes 888 shares held by Mr. Bodell's wife.
(2) Includes 1,200 shares held by Mr. Dodge's wife.
(3) Includes 550 shares held in Trust by Mr. Levy's mother.
(4) Includes 627 shares held by Mr. Owens' wife as custodian for their children.
(5) Includes 37,925 shares held directly, and 8,767 shares held indirectly.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  Arthur Andersen LLP acted as independent public accountants to audit the books of the Corporation for the fiscal year ended September 30, 1998. It is expected that a representative of Arthur Andersen LLP will be present at the annual meeting with the opportunity to make a statement, if he or she so desires, and that such representative will be available to respond to appropriate questions. No accountants have yet been selected to audit the books of the Corporation for the fiscal year ending September 30, 1999; the Board of Directors is currently reviewing various alternatives in an effort to secure the highest quality auditing services at the most reasonable costs.

                            ADDITIONAL INFORMATION

  The Corporation will provide without charge to each shareholder entitled to vote at the annual meeting, on the written request of any such shareholder, a copy of the Corporation's annual report to the Securities and Exchange Commission on Form 10-K for the year ended September 30, 1998. Requests for copies of such report should be addressed to the Corporation at 100 Weybosset Street, Providence, Rhode Island 02903, Attention: Investor Relations.

                       PROPOSALS FOR 2000 ANNUAL MEETING

  If a shareholder intending to present a proposal at the 2000 annual meeting (presently anticipated to be held during the month of January 2000) wishes to have such proposal included in the Corporation's proxy statement and form of proxy relating to the meeting, the shareholder will be required to submit the proposal to the Corporation not later than August 16, 1999.

                                 OTHER MATTERS

  No business other than that set forth in the attached notice of meeting is expected to come before the annual meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interest of the Corporation. In the event any of the nominees for the office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies will vote for other persons in their place in a manner which they consider serves the best interests of the Corporation.

  You are urged to sign and return your proxy promptly to make certain your shares will be voted at the meeting. You may revoke your proxy at any time before it is voted.

                                          By Order of the Board of Directors

                                          /s/ Susann G. Mark

                                          Susann G. Mark, Secretary

Dated: December 16, 1998

               [PROVIDENCE ENERGY CORPORATION LOGO APPEARS HERE]

                                          Providence Energy Corporation
                                          100 Weybosset Street Providence,
                                          Rhode Island 02903




[RECYCLED LOGO APPEARS HERE]

--------------------------------------------------------------------------------

[PROVIDENCE ENERGY CORPORATION LOGO APPEARS HERE]               ----------------
                                                                First Class Mail
C/O THE BANK OF NEW YORK                                          U.S. POSTAGE
CHURCH STREET STATION                                                 PAID
PO BOX 11002                                                      Secaucus, NJ
NEW YORK, N.Y. 10288-1002                                         Permit No. 1
                                                                ----------------



























-------------------------



-------------------------


--------------------------------------------------------------------------------

                                    Change of Address and
                                    or Comments Mark Here          [_]

                                    Sign exactly as name(s) appears on left.
                                    When signing as attorney, executor,
                                    administrator, trustee or guardian, please give full title as such. If more than one name is shown, including the case of joint tenants, each party should sign.

                                    Dated                           199
                                         ---------------------------   ---

                                    --------------------------------------
                                                   Signed


                                    --------------------------------------
                                                   Signed
(Please sign, date and return
this proxy in the enclosed          Votes must be included
prepaid enevelope.)                 (X) in Black or Blue Ink.          [_]

--------------------------------------------------------------------------------




































--------------------------------------------------------------------------------

                         PROVIDENCE ENERGY CORPORATION

          PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - JANUARY 14, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned, revoking all prior proxies, hereby constitutes and appoints Mrs. M. Anne Szostak and Messrs. Gilbert R. Bodell and Kenneth W. Washburn, or any one or more of them acting in the absence of the others, with full power of substitution, the true and lawful attorneys and proxies of the undersigned at the annual meeting of the shareholders of Providence Energy Corporation to be held in Providence, Rhode Island on Thursday, January 14, 1999 at 10:00 a.m., to act with all powers of the undersigned with respect to all shares of stock as to which the undersigned is entitled to act at such meeting and at any adjournments thereof, and to vote as follows:

(Continued, and to be signed, on reverse side.)



                            PROVIDENCE ENERGY CORP.